EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115553) pertaining to the EnerSys Employee Stock Purchase Plan and the EnerSys 2004 Equity Incentive Plan, of our report dated May 20, 2005, except for Note 25, as to which the date is June 1, 2005, with respect to the consolidated financial statements and schedule of EnerSys included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

/s/ Ernst & Young LLP

Philadelphia, PA

Date:    June 16, 2005